UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 11, 2016

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

21900 Burbank Blvd., Suite 270
	Woodland Hills, California	91367
	(Address of Principal Executive Offices)	(Zip Code)

(818) 444-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2016, Talon International, Inc. entered into an amendment to the Executive Employment Agreement of Larry Dyne, our Chief Executive Officer. The description of the amendment set forth under Item 5.02 of this Current Report is incorporated into this Item 1.01 by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2016, we entered into an amendment to the Executive Employment Agreement of Larry Dyne, our Chief Executive Officer.

Pursuant to the amendment to Mr. Dyne’s Executive Employment Agreement, (a) the term of the employment agreement was extended through December 31, 2017, and may be further extended to December 31, 2018, and (b) Mr. Dyne’s annual base salary rate for the period from January 1, 2016 through the end of the term of the employment agreement was increased to $425,000.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1†	Amendment No. 4 to Executive Employment Agreement, dated as of March 11, 2016, between the Registrant and Larry Dyne.

†	Indicated as management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: March 15, 2016	By:	/s/ Nancy Agger-Nielsen
Nancy Agger-Nielsen
Chief Financial Officer

3